Highpower International, Inc. Reports Third Quarter 2010

Financial Results

New York, USA & Shenzhen, China – November 10, 2010 – Highpower International, Inc. (NasdaqGM: HPJ), a developer, manufacturer and marketer of nickel-metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products, today announced financial results for the third quarter ended September 30, 2010.

Business Highlights

•	Achieved 32% increase in net sales to $27.8 million for third quarter 2010 from $21.1 million in third quarter 2009;
•	Gross profit grew 13% year-over-year to $5.9 million for third quarter 2010 from $5.2 million in third quarter 2009;
•	Generated gross margin of 21.1% for the third quarter 2010; up sequentially from 18.6% for the second quarter of 2010;
•	Li-ion battery production exceeded 1.2 million units and continued making steady improvement in operations;
•	Successfully changed company name to Highpower International, Inc. to reflect global brand.

“The third quarter proved to be another strong quarter of year-over-year revenue growth,” said Mr. George Pan, Chairman and Chief Executive Officer of Highpower International.   “We also accomplished an important corporate branding milestone this quarter by changing our name to Highpower International.  Our new name helps position us for further worldwide growth in the years ahead.  Highpower International better reflects our global initiatives to continue to expand our sales and marketing efforts worldwide and advance our position as a leading, profitable, eco-friendly focused solution provider of green energy.”

Mr. Henry Ngan, Chief Financial Officer of Highpower International added, “We are pleased with the continued revenue strength we saw in the third quarter.  We remain optimistic that these revenue trends will continue throughout the end of the year.  Despite our net income being down year-over-year in the third quarter, will still anticipate that our overall profitability in FY 2010 will exceed the record profitability levels we saw in 2009, which remains consistent with our commentary from earlier this year.”

Third Quarter 2010 Financial Results

Net sales for the third quarter ended September 30, 2010 totaled $27.8 million, a year-over-year increase of 32% compared with $21.1 million for the third quarter ended September 30, 2009.  The increase in sales for the third quarter was primarily due to an increase in the average selling price of our batteries and contributions from the New Material business segment.

Third quarter 2010 gross profit increased 13% to $5.9 million, compared with $5.2 million for the third quarter 2009.  Gross margin was 21.1% for the third quarter 2010, compared with 24.8% for the third quarter 2009.  The increase year-over-year in gross profit for the third quarter 2010 was primarily due to the increase in average selling price of our batteries and the improvement in our Li-ion operations.

Selling and distribution costs were $1.1 million for the third quarter 2010, compared with $767,194 for the comparable period in 2009.  The increase was primarily due to the expansion of our salesforce and marketing efforts.

General and administrative expenses, including stock-based compensation, were $2.6 million or 9.5% of net sales for the third quarter 2010, compared to $1.5 million, or 7.0% of net sales for the third quarter 2009.  The increase was due to both an increase in labor costs and research & development expenses.

The Company reported a loss on the exchange rate difference between the U.S. Dollar (“USD”) and the Renminbi (“RMB”) of $329,000 for the third quarter ended September 30, 2010.  This compares with losses on the exchange rate difference of $7,000 for the third quarter 2009.  The increase in losses on exchange rate was due to the devaluation of the U.S. Dollar relative to the RMB over the respective periods resulting from recent policies implemented by the Chinese government.

The Company recorded a provision for income taxes of $280,000 for the third quarter 2010, compared with provisions for income taxes of $530,000 for the third quarter 2009.

Net income for the third quarter of 2010 was $1.4 million or $0.11 per diluted share, based on 13.6 million weighted average shares outstanding. This compares with a particularly strong third quarter 2009 net income of $2.4 million, or $0.18 per diluted share, based on 13.6 million weighted average shares outstanding.

Balance Sheet

At September 30, 2010, Highpower International had cash and cash equivalents and restricted cash totaling $13 million, total assets of $71.4 million, working capital of $8.7 million and stockholders’ equity of $25.9 million.  Bank credit facilities totaled $35.0 million at September 30, 2010, of which $13.3 million was available as unused credit.

Conference Call and Webcast

Management of Highpower International, Inc. will host a conference call tomorrow, Thursday, November 11, 2010  at 8:00 a.m. Pacific time/11:00 a.m. Eastern time to discuss third quarter 2010 financial results and answer questions.

Individuals interested in participating in the conference call may do so by dialing 888-799-5026 from the U.S., or 973-409-9693 from outside the U.S and referencing the reservation code 20769802. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company's Web site at www.haopengbattery.com or www.InvestorCalendar.com.

A telephone replay will be available for 48 hours following the conclusion of the call by dialing 800-642-1687 from the U.S., or 706-645-9291 from outside the U.S., and entering reservation code 20769802. A webcast replay will be available for one year.

About Highpower International, Inc.

Highpower International, Inc. develops, manufactures and markets rechargeable nickel metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products for use in a variety of electronic devices. The majority of Highpower International’s products are distributed worldwide to markets in the United States, Europe, China, Hong Kong, Southeast Asia and Taiwan. For more information, visit
http://www.haopengbattery.com

To be added to the Company’s email distribution for future news releases, please send your request to HPJ@finprofiles.com . Company news can also be found at http://ir.haopengbattery.com/en/introduce028.html

Media and Investor Inquiries:
Henry H. Ngan
Chief Financial Officer
+1-917-887-0614
ir@highpowerbatteries.net

Financial Profiles, Inc.
Tricia Ross
(310) 478-2700
HPJ@finprofiles.com

Forward Looking Statement

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

–    financial tables to follow –

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Stated in US Dollars)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$

Net sales	27,774,213	21,056,149	76,975,699	47,811,438
Cost of sales	(21,900,312)	(15,835,110)	(61,456,057)	(37,120,495)

Gross profit	5,873,901	5,221,039	15,519,642	10,690,943
Depreciation	(57,638)	(50,120)	(196,599)	(169,309)
Selling and distributing costs	(1,132,812)	(767,194)	(2,995,314)	(1,879,001)
General and administrative costs, including stock-based compensation	(2,625,900)	(1,464,392)	(6,247,610)	(3,613,654)
Loss on exchange rate difference	(328,921)	(6,813)	(481,405)	(62,402)
Loss from associate	(6,780)		(6,780)

Income from operations	1,721,850	2,932,520	5,591,934	4,966,577
Change in fair value of currency forwards	-	(7,483)	-	(117,106)
Other income	83,490	289,843	286,890	378,432
Interest expenses	(89,669)	(199,125)	(257,113)	(279,622)
Other expenses	-	(52,878)	-	(223,963)

Income before taxes	1,715,671	2,962,877	5,621,711	4,724,318
Income taxes	(280,062)	(529,201)	(1,020,055)	(919,020)

Net income for the period	1,435,609	2,433,676	4,601,656	3,805,298

Earnings per share of common stock
- Basic	0.11	0.18	0.34	0.28

- Diluted	0.11	0.18	0.34	0.28

Weighted average number of common stock
- Basic	13,582,106	13,562,597	13,582,106	13,621,466

- Diluted	13,732,096	13,615,096	13,732,096	13,673,966

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in US Dollars)

	As of
	September 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
	$	$
ASSETS
Current Assets :
Cash and cash equivalents	5,385,507	2,967,586
Restricted cash	7,579,676	5,478,418
Accounts receivable	19,459,847	14,896,503
Notes receivable	1,979,551	596,795
Prepaid expenses and other receivables	4,958,306	2,366,734
Inventories	14,773,060	10,633,566

Total Current Assets	54,135,947	36,939,602
Plant and equipment, net	13,242,801	10,284,873
Leasehold land, net	2,978,606	3,019,509
Intangible asset, net	812,500	850,000
Investment securities	52,843	52,732
Investment in an associate	135,735	-

TOTAL ASSETS	71,358,432	51,146,716

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities :
Non-trading foreign currency derivatives liabilities	11,065	11,041
Accounts payable	17,798,596	10,738,714
Other payables and accrued liabilities	5,051,365	3,563,308
Income taxes payable	855,227	876,739
Bank borrowings	21,704,893	14,787,714

Total Current Liabilities	45,421,146	29,977,516

COMMITMENTS AND CONTINGENCIES

(continued)

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(Stated in US Dollars)

	As of
	September30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
	$	$
STOCKHOLDERS’ EQUITY
Preferred Stock
Par value: $0.0001
Authorized: 10,000,000 shares
Issued and outstanding: none	-	-

Common stock
Par value : $0.0001
Authorized: 100,000,000 shares
Issued and outstanding: 2010 –13,582,106 shares (2009 –13,582,106 shares)	1,358	1,358
Additional paid-in capital	5,173,097	5,065,426
Accumulated other comprehensive income	2,082,617	2,023,858
Retained earnings	18,680,214	14,078,558

TOTAL STOCKHOLDERS’ EQUITY	25,937,286	21,169,200

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	71,358,432	51,146,716

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